UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 27, 2009
PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 27, 2009, Patrick Industries, Inc., (the “Company”) issued a press release announcing that it has completed the sale of certain assets of its aluminum extrusion operation located in Mishawaka, Indiana to Patrick Aluminum, Inc., a member of the UMC family of companies. Net proceeds from the sale were $7.4 million and are subject to final transaction costs and certain closing adjustments.

The aluminum extrusion operation produces and paints semi-fabricated and fabricated aluminum extrusions for structural and non-structural applications and comprised Patrick’s Engineered Solutions business segment. This business segment was classified as a discontinued operation in the fourth quarter of 2008.

Approximately $4.4 million of the net proceeds were used to pay down principal on the Company’s term loan and pay off its Economic Development Revenue Bonds related to this facility, and the remaining funds were used to reduce borrowings on the Company’s revolving line of credit.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 99.1	-	Press Release issued July 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its be half by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

DATE: July 28, 2009	BY	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer